UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 21, 2017

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Star Gold Corp.

(Name of Small Business issuer in its charter)

Nevada	000-52711	27-0348508
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

611 E. Sherman Ave.

Coeur d’Alene ID 83814

(Address of principal executive offices)

208- 644-5066

(Registrant’s telephone number)

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ITEM 8.01 Other Events

On August 21, 2017, Star Gold Corp. (“Star Gold” or the “Company”) entered into an Option and Lease of Water Rights, with High Test Hay, LLC (the “Water Rights Agreement”).  The Water Rights Agreement grants Star Gold, in exchange for a one-time twenty-five thousand and no/100 dollars ($25,000.00) payment, a three (3) year option to exercise a ten (10) year lease of certain water rights in Nevada for use in conjunction with the Company’s Longstreet Project.  Lease payments for the water do not commence unless and until Star Gold exercises the option to lease.  The Water Rights Agreement also grants Star Gold the ability to extend, upon additional option payments, the option to lease for up to an additional three (3) years and the ability to extend the water rights lease (if exercised) for up to an additional twenty (20) years.  The maximum term for the Water Rights Agreement, once the lease is exercise, is thirty (30) years.

The Water Rights Agreement is attached hereto as Exhibit 99.1

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Gold Corp.

/s/ Kelly Stopher

Kelly Stopher

Chief Financial Officer

August 21, 2017